Exhibit 16.1

LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

May 14, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by World Heart Corporation, which we understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K as part of the Company’s Current Report on Form 8-K dated May 9, 2007.  We agree with the statements concerning our firm made in such Form 8-K.

Yours truly,

/s/ PricewaterhouseCoopers LLP

Ottawa, Canada